As filed with the Securities and Exchange Commission on July 11, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

G MEDICAL INNOVATIONS HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

G Medical Innovations Ltd.
5 Oppenheimer St.
Rehovot 7670105, Israel

Tel: +972.8.9584777
(Address and Telephone Number of Registrant’s Principal Executive Offices)

G Medical Innovations USA Inc.
12708 Rita Vista Cir Ste A-103
Austin, TX 78727

Tel: 800.595.2898

(Name, Address, and Telephone Number of Agent for Service)

Copies to:

Oded Har-Even, Esq.
Eric Victorson, Esq.
Sullivan & Worcester LLP
1633 Broadway
New York, NY 10019
Tel: (212) 660-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 11, 2022

$50,000,000

G Medical Innovations Holdings Ltd.

We may offer and sell from time to time in one or more offerings up to the total amount of $50,000,000 of our ordinary shares, par value $0.09 per share, or the Ordinary Shares, warrants, or units comprising a combination of Ordinary Shares and warrants. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GMVD.” The last reported sale price of our Ordinary Shares on July 8, 2022 was $0.84 per share.

On July 8, 2022, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $12,059,345, based on 24,187,209 Ordinary Shares outstanding and a per share price of $0.84 based on the closing sale price of our Ordinary Shares on July 8, 2022. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in our latest Annual Report on Form 20-F, which is incorporated by reference into this prospectus.

The securities may be sold directly by us to isnvestors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “G Medical Innovations Holdings” refer to G Medical Innovations Holdings Ltd., a Cayman Islands exempted company, and its subsidiaries: G Medical Innovations Ltd., an Israeli corporation, G Medical Innovations USA Inc., a Delaware corporation, G Medical Innovations MK Ltd., a Macedonian corporation, G Medical Innovations Asia Limited, a Hong Kong corporation, G Medical Diagnostic Services, Inc., a Texas corporation, Telerhythmics, LLC, a company formed under the laws of the state of Tennessee, G Medical Mobile Health Solutions, Inc., an Illinois corporation, G Medical Innovations UK Ltd., a UK corporation, G Medical Tests and Services, Inc., a Delaware corporation, all of which are wholly-owned subsidiaries, G-Medical Lab services Inc., a Delaware corporation, our 80%-owned subsidiary, and Guangzhou Yimei Innovative Medical Science and Technology Co., Ltd., a China corporation, the 70%-owned subsidiary of G Medical Innovations Asia Limited.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars, and references to “A$” are to Australian dollars. Unless derived from our consolidated financial statements or otherwise indicated, U.S. dollar translations of A$ amounts presented in this prospectus are translated using the rate of A$0.6789 to $1.00, based on the exchange rates certified for customs purposes by the Federal Reserve Bank of New York on July 1, 2022.

This prospectus includes or incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

On October 29, 2020, our shareholders approved, at an extraordinary general shareholders meeting, a 1-for-18 consolidation of our Ordinary Shares pursuant to which holders of our Ordinary Shares received one Ordinary Share for every 18 Ordinary Shares held, or the October 2020 Reverse Stock Split.

In addition, on March 25, 2021, our shareholders approved, at an extraordinary general shareholders meeting, a one-for-five consolidation of our Ordinary Shares pursuant to which holders of our Ordinary Shares received one Ordinary Share for every five Ordinary Shares held, or the March 2021 Reverse Stock Split. Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein reflect the October 2020 Reverse Stock Split and the March 2021 Reverse Stock Split.

ABOUT G MEDICAL INNOVATIONS HOLDINGS LTD.

We are an early commercial stage healthcare company engaged in the development of next generation mobile health and telemedicine solutions and monitoring service platforms. We believe we are at the forefront of the digital health revolution in developing the next generation mobile technologies and services that are designed to empower consumers, patients and providers to better monitor, manage and improve clinical and personal health outcomes, especially for those who suffer from cardiovascular disease, pulmonary disease and diabetes.

Using our proprietary suite of devices, software solutions, algorithms and monitoring services, we intend to drive recurring revenue streams in two vertical markets, with a focus on markets in the United States and China as well as other markets: B2B: professional healthcare markets (including hospitals, clinics and senior care facilities); and B2B2C and B2C: consumer healthcare markets.

G Medical Tests and Services, Inc. currently operates five locations performing point-of-care tests in communities surrounding the Los Angeles area including Pico Rivera, Compton, Bellflower, and Newhall with another operating in Northern California in the City of Stockton. We plan to offer Same-Day Rapid PCR results for a fee to the patient.

Our management team is led by individuals with over 30 years of combined experience in developing mobile embedded medical sensors, and with over 48 medical devices approved by the U.S. Food and Drug Administration, or the U.S. FDA, including devices approved when the members of our management team were employed at other companies. Our management has proven their ability to execute our go-to-market strategy as described below, with over 25 years of medical device development and commercialization experience in the United States, China, parts of Europe, Australia, South Africa, Japan, the Asia Pacific region and Brazil.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GMVD.” We are a company incorporated and registered in the Cayman Islands and were incorporated in 2014. Our Cayman Islands address is P.O. Box 10008, Willow House, Cricket Square Grand Cayman, KY1-1001, Cayman Islands and our principal executive offices are located at 5 Oppenheimer St. Rehovot 7670105, Israel. Our telephone number in the United States is +1.800.595.2898. Our website address is https://gmedinnovations.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Recent Developments

On April 7, 2021, we obtained a convertible loan in an aggregate amount of $600,000, against issuance of convertible debentures and warrants to purchase 136,571 Ordinary Shares (the “Debenture”). The debentures have a six-month term from issuance, bear interest at 10% per annum and are convertible into our Ordinary Shares at conversion price equal to 80% of the public offering price per share in our initial public offering. The warrants have an exercise price per share equal to the per share price of our Ordinary Shares in our next equity financing of at least $10,000,000, including without limitation, an initial public offering, subject to standard adjustments. To date, we have not repaid the foregoing debentures, and we are discussing with the debenture holder the terms of repayment, and/or conversion. On June 1, 2022, we amended the Debenture. The amended terms of the Debenture extend the original six months maturity term from issuance by a one (1) year, to October 7, 2022, from and after such date the interest rate will increase to 16% per annum until paid in full. Furthermore, the Company must notify the debenture holder in writing at least twenty days before any payment of principle or accrued but unpaid interest. All other material terms of the Debenture remained unchanged. To date, we have not repaid the foregoing debentures, and we are discussing with the debenture holder the terms of repayment, and/or conversion.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2021.

You should read this table in conjunction with the sections titled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2021 Annual Report, incorporated by reference herein.

U.S. dollars in thousands	As of December 31, 2021

Cash and cash equivalents	$6,034

Long term debt	5,048

Shareholders’ equity (deficit):
Share capital	1,222
Additional paid in capital	81,879
Other reserve and translation reserve	1,502
Accumulated deficit	(90,634)
Non- controlling interest	3,219
Total shareholders’ equity (deficit)	(2,812)

Total capitalization	$2,236

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline. Our management will have significant flexibility in applying the net proceeds of this offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Cayman Island and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices;

●	upon the exercise of warrants; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the Ordinary Shares may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	negotiated prices;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Form 6-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of securities to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more securities than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our Ordinary Shares are traded on Nasdaq. One or more underwriters may make a market in our Ordinary Shares, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our Ordinary Shares.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the Ordinary Shares in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Ordinary Shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $19,135 which at the present time include the following categories of expenses:

SEC registration fee	$4,635
Printer fees and expenses	$1,000
Legal fees and expenses	$10,000
Accounting fees and expenses	$3,500
Total	$19,135

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The validity of the Ordinary Shares and other certain legal matters as to Cayman Islands law will be passed upon for us by Carey Olsen Singapore LLP.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus and in this registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Carey Olsen, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

We are incorporated under the laws of Cayman Islands. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Israel

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may review our SEC filings and registration statements without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. registrants whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://gmedinnovations.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed on April 29, 2022 (File No. 001-39674);

●	our Reports of Foreign Private Issuer on Form 6-K filed on March 1, 2022, May 18, 2022, May 20, 2022, June 1, 2022, June 17, 2022, June 17, 2022 and July 7, 2022; and

●	the description of our Ordinary Shares contained in our Form 8-A filed on June 24, 2021 (File No. 001-39674), and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: G Medical Innovations Ltd., 5 Oppenheimer St., Rehovot 7670105, Israel, Tel: +972.8.958.4777.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors, Officers and Employees

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our Amended and Restated Memorandum and Articles of Association provide that, to the maximum extent permitted by law, every current and former director and officer (excluding an auditor) is entitled to be indemnified out of our assets against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, which such indemnified person may incur in that capacity unless such liability arose as a result of the actual fraud or willful default.

A Cayman Islands company may also purchase insurance for directors and certain other officers against liability incurred as a result of any negligence, default, breach of duty or breach of trust in relation to the company. We maintain director’s and officer’s liability insurance covering our directors and officers with respect to general civil liability, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, which he or she may incur in his or her capacity as such. We have entered into indemnification agreements with each of our directors and officers and our corporate secretary. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officer’s insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibits:

Exhibit Number	Exhibit Description
1.1**	Form of Underwriting Agreement
2.1	Membership Interest Purchase Agreement dated October 31, 2018, by and among G Medical Innovations USA, Inc., Telerhythmics, LLC, Digirad Imaging Solutions and Digirad Corporation (filed as Exhibit 2.1 to Form F-1 (Registration No. 333-253852), and incorporated herein by reference).
4.1**	Form of Warrant
4.2**	Form of Unit Agreement
5.1*	Opinion of Carey Olsen Singapore LLP, counsel to G Medical Innovations Holdings Ltd.
5.2**	Opinion of Sullivan & Worcester LLP, counsel to G Medical Innovations Holdings Ltd.
10.1*	Amended And Restated Convertible Debenture dated June 1, 2022, originally issued by the Company to Jonathan B. Rubini on April 7, 2021.
23.1*	Consent of Ziv Haft, a member firm of BDO.
23.2*	Consent of Carey Olsen Singapore LLP (included in Exhibit 5.1).
23.3**	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page of the Registration Statement).
107*	Calculation of Filing Fee Tables.

*	Filed herewith.
**	To be filed, if applicable, by post-effective amendment or incorporated by reference in connection with the offering of any securities, as appropriate.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act ;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i), (ii) and (iii) of above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

(1)	for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)	for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Rehovot, Israel, on July 11, 2022.

G MEDICAL INNOVATIONS HOLDINGS LTD.

By:	/s/ Dr. Yacov Geva
Dr. Yacov Geva
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors of G Medical Innovations Holdings Ltd. hereby severally constitute and appoint Yacov Geva and Kobi Ben-Efraim with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form F-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, in connection with the said registration under the Securities Act, as amended, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Yacov Geva	President and Chief Executive Officer, Director	July 11, 2022
Dr. Yacov Geva	(Principal Executive Officer)

/s/ Kobi Ben-Efraim	Chief Financial Officer	July 11, 2022
Kobi Ben-Efraim	(Principal Financial and Accounting Officer)

/s/ Dr. Kenneth R. Melani	Director, Chairman of the Board of Directors	July 11, 2022
Dr. Kenneth R. Melani

/s/ Dr. Yeshoshua Jacob Gleitman	Director	July 11, 2022
Dr. Yeshoshua Jacob Gleitman

/s/ Dr. Brendan de Kauwe	Director	July 11, 2022
Dr. Brendan de Kauwe

/s/ Prof. Zeev Rotstein	Director	July 11, 2022
Prof. Zeev Rotstein

/s/ Urs Wettstein	Director	July 11, 2022
Urs Wettstein

/s/ Chanan Epstein	Director	July 11, 2022
Chanan Epstein

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act, as amended, the undersigned duly authorized representative in the United States of G Medical Innovations Holdings Ltd., has signed this registration statement on July 11, 2022.

G Medical Innovations USA Inc.

/s/ Dr. Yacov Geva
By:	Dr. Yacov Geva
Its:	Director